UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

PIPER JAFFRAY COMPANIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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E-mail to employees to be sent April 30, 2008
Subject Line: ACTION REQUESTED: Please vote FOR shareholder proposals
If you have already voted your shares, thank you.
If you have not voted and you hold more than 100 shares of Piper Jaffray common stock in either restricted shares or the Piper Jaffray Retirement Plan, you will receive an e-mail on Thursday, May 1, containing a unique control number and a link to vote your shares online. The subject line of this e-mail will be ACTION REQUESTED: Use This Email to Vote Your PJC Shares Today. Do not delete this e-mail prior to voting your shares.
In addition to the election of directors and the ratification of our independent auditor, the proxy statement contains a proposal to approve an amended and restated version of our 2003 Annual and Long-Term Incentive plan, which is being amended and restated principally to increase the number of shares available for grant. Your vote “FOR” the Incentive Plan is particularly important. Absent shareholder approval of the Incentive Plan, we will be unable to meet important compensation objectives.
Thank you for your consideration of this important issue and your continued partnership and commitment to achieving our mission of building the leading, international middle-market investment bank.
Sincerely,
Andrew